Exhibit 99.1
Samsara Announces Appointment of Gary Steele to Board of Directors
Accomplished executive brings decades of software, AI innovation, and product leadership experience
SAN FRANCISCO, August 21, 2025 — Samsara Inc. (“Samsara”) (NYSE: IOT), the pioneer of the Connected Operations® Platform, today announced the appointment of Gary Steele to its Board of Directors. Steele joins an accomplished group of board members including Marc Andreessen, Todd Bluedorn, Sue Bostrom, Jonathan Chadwick, Alyssa Henry, Ann Livermore, Sue Wagner, and Samsara co-founders Sanjit Biswas and John Bicket.
Steele brings over 30 years of leadership experience in the technology industry and a proven track record of successfully scaling SaaS operations, driving innovation, and growing multi-billion dollar global enterprises.
Steele serves as Chief Executive Officer of Shield AI, a defense technology company. Prior to joining Shield AI, Steele served as President, Go-to-Market at Cisco, where he oversaw the company’s global Sales, Partner, and Marketing organizations and led the integration of Splunk. As CEO of Splunk, he drove a successful business transformation, achieving double-digit revenue growth, expanding profitability, and accelerating product innovation, including the launch of new AI-powered offerings. Steele was also the founding CEO of Proofpoint, and over two decades, led the company’s growth from an early-stage start-up to a leading, publicly traded security-as-a-service provider to some of the world’s best-known organizations. He currently serves on the Board of Directors at Upwork.
“We’re excited to welcome Gary to our board. He is a leader who has both built technology businesses from the ground up and operated at scale at some of the world’s largest companies,” said Sanjit Biswas, CEO and co-founder at Samsara. “His extensive experience growing and leading multiple companies across cybersecurity, enterprise software, and AI innovation will bring great value to Samsara as we continue to innovate.”
Steele’s appointment comes as Samsara’s consistent innovation is driving multi-product adoption at scale. The company’s expanding product offerings, powered by its AI platform, continue to deliver clear ROI for customers. The addition of Steele to the Board of Directors further underscores Samsara’s commitment to product innovation and operational excellence.
“Samsara is a pioneer in connected operations, leading the digitization of physical operations,” said Gary Steele. “I’m honored to join Samsara’s board at such an important moment. Samsara is transforming the way its customers run their operations - making them safer, more efficient, and more sustainable. I’ve dedicated my career to driving innovation and customer success at a global scale and I’m looking forward to working with the Board and the leadership team.”
About Samsara
Samsara (NYSE: IOT) is the pioneer of the Connected Operations® Platform, which is an open platform that connects the people, devices, and systems of some of the world’s most complex operations, allowing them to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across industries in transportation, construction, wholesale and retail trade, field services, logistics, manufacturing, utilities and energy, government, healthcare and education, food and beverage, and others. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Samsara is a registered trademark of Samsara Inc. All other brand names, product names, or trademarks belong to their respective holders.

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. These statements relate to, but are not limited to, current expectations about our market opportunity, product adoption by our customers, and the expansion of our product offerings, as well as assumptions relating to the foregoing. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including those described in our filings and reports that we may file from time to time with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Press Contact
Trina Somera
media@samsara.com